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                                                                       Exhibit g

                              AMENDED AND RESTATED
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

          AGREEMENT is made as of 21st day of July, 1999 by and between TCW CONVERTIBLE SECURITIES FUND, INC., a Maryland corporation ("Fund"), and TCW FUNDS MANAGEMENT, INC., a California corporation ("Adviser").

          WHEREAS, the Fund is engaged in the business as a closed-end management investment company and is registered as such under the Investment Company Act of 1940, as amended ("1940 Act");

          WHEREAS, the Adviser is engaged in the business of providing investment advice and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

          WHEREAS, the Fund wishes to retain the Adviser to render investment advisory and management services; and

          WHEREAS, the Adviser is willing to perform such services.

          NOW, THEREFORE, the Fund and the Adviser agree as follows:

          1.  Appointment.  The Fund hereby employs the Adviser to provide
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investment advisory and management services for the period and on the terms set forth in this Agreement. The Adviser hereby accepts such employment and agrees to render the services and to assume the obligations herein set forth, for the compensation herein provided.

          2.  Advisory and Management Services.  The Adviser, subject to the
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direction and supervision of the Fund's Board of Directors and in conformity with applicable laws, the Fund's Articles of Incorporation, Bylaws, Registration Statement, Prospectus and stated investment objectives, policies and restrictions, shall:

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          (a) Manage the investment of the Fund's assets including, by way of illustration, the evaluation of pertinent economic, statistical, financial and other data, the determination of the industries and companies to be represented in the Fund's portfolio, the formulation and implementation of the Fund's investment program, and the determination from time to time of the securities and other investments to be purchased, retained or sold by the Fund;

          (b) Place orders for the purchase or sale of portfolio securities for the Fund's account with broker-dealers selected by the Adviser;

          (c) Administer the day to day operations of the Funds;

          (d) Furnish to the Fund office space at such place as may be agreed upon from time to time, and all office facilities, business equipment, supplies, utilities and telephone services necessary for managing the affairs and investments and keeping the general accounts and records of the Fund that are not maintained by the Fund's transfer agent, custodian, administrator or accounting or subaccounting agent, and arrange for officers or employees of the Adviser to serve, without compensation from the Fund, as officers, directors or employees of the Fund, if desired and reasonably required by the Fund.

          (e) pay such expenses as are incurred by it in connection with providing the foregoing services, except as provided in Section 3 hereof.

          3.  Fund Expenses.  The Fund assumes and shall pay or cause to be paid
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all expenses of the Fund, including, without limitation: (a) all costs and expenses incident to any public offering of securities of the Fund, for cash or otherwise, including those relating to the registration of its securities under the Securities Act of 1933, as amended, and any qualification or notification of sale of its securities under state securities laws; (b) the charges and expenses of any custodian appointed by the Fund for the safekeeping of its cash, portfolio securities and other property; (c) the charges and expenses of independent accountants; (d) the charges and expenses of stock transfer and dividend disbursing agent or agents and registrar or registrars appointed by the Fund; (e) the charges and expenses of any administrator or accounting or subaccounting agent appointed by the Fund to provide accounting or administration services to the Fund; (f) brokerage commissions, dealer spreads, and other costs incurred in connection with proposed or consummated portfolio securities transactions; (g) all taxes, including securities issuance and

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transfer taxes, and corporate fees payable by the Fund to Federal, state, local or other governmental agencies; (h) the cost and expense of engraving printing and issuing certificates representing securities of the Fund; (i) fees involved in registering and maintaining registrations of the Fund and of its securities with the Securities and Exchange Commission in various state and other jurisdictions; (j) all expenses of shareholders and directors meetings, and of preparing, printing and mailing proxy statements and reports to shareholders;
(k) fees and expenses of directors of the Fund who are not "affiliated persons"
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of the Adviser; (l) all fees and expenses incident to any dividend reinvestment or distribution program; (m) charges and expenses of legal counsel to the "independent directors" or the Fund; (n) trade associates dues; (o) interest
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payable on Fund borrowings; (p) any public relations or shareholder relations expense; (q) fees and expenses incident to the listing of securities of the Fund on any securities exchange; (r) premiums for a fidelity bond and any errors and omission insurance maintained by the Fund; and (s) any other ordinary or extraordinary expenses incurred by the Fund in the course of its business.

          4.  Compensation.  As compensation for the services performed, the
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Fund shall pay the Adviser as soon as practicable after the last day of each month a fee for such month computed at an annual rate of three quarters of one percent (.75%) of the first $100,000,000 of the Fund's average net assets and one half of one percent (.50%) of the Fund's average net assets in excess of $100,000,000. For the purpose of calculating such fee, the net asset value for a month shall be the average of the Fund's net asset values as determined on the last business day of each week which ends during the month. If this agreement shall become effective subsequent to the first day of a month, or shall terminate before the last day of a month, the foregoing compensation shall be prorated.

          5.  Services Not Exclusive.  The Fund understands that the Adviser and
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its affiliates may act in one or more capacities on behalf of other investment companies and advisory accounts and the Fund consents thereto. While information and recommendations supplied to the Fund shall, in the Adviser's judgement, be appropriate under the circumstances and in light of the investment objectives and policies of the Fund, they may be different from the

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information and recommendations supplied by the Adviser or its affiliates to other investment companies and advisory accounts. The Fund shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services but the Fund recognizes that it is not entitled to receive preferential treatment as compared with the treatment given by any other investment company or advisory account.

          6.  Portfolio Transactions and Brokerage.  In placing portfolio
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transactions and selecting brokers or dealers, the Adviser shall endeavor to obtain on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the "brokerage and
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research services" provided to the Fund and/or other accounts over which the
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Adviser or an affiliate of the Adviser exercises investment discretion.  The
Adviser is authorized, subject to review by the Fund's Board of Directors, to pay a broker or dealer which provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser to the Fund.

          7.  Books and Records.  In compliance with the requirements of Rule
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31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly on the Fund any of such records upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

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          8.  Limitation of Liability.  Neither the Adviser, nor any director,
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officer, agent or employee of the Adviser, shall be liable or responsible to the
Fund or any of its shareholders for any error of judgement, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by such person or persons of their respective duties, except for liability resulting from willful misfeasance, bad faith, negligence, reckless disregard of their respective duties.

          9.  Nature of Relationship.  The Fund and the Adviser are not partners
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or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them. The Adviser is an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Fund.

          10.  Duration and Termination.  This Agreement shall become effective
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upon its execution and shall continue in effect until the earlier of two years from the date hereof or the first meeting of the shareholders of the Fund following the date hereof, and if approved at that meeting by the vote of a "majority of the outstanding voting securities" of the Fund, this Agreement
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shall thereafter continue in effect from year to year, provided its continuance is specifically approved at least annually (a) by vote of a "majority of the
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outstanding voting securities" of the Fund or by vote of the Board of Directors
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of the Fund, and (b) by vote of a  majority of the Directors of the Fund who are not parties to this Agreement or "interested persons" of any party to this
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Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Fund (either by vote of its Board of Directors or by vote of a "majority of the outstanding voting securities" of the Fund) may, at any time
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and without payment of any penalty, terminate this Agreement upon sixty days written notice to the Adviser; this Agreement shall automatically and immediately terminate in the event of its "assignment;" and the Adviser may
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terminate this Agreement without payment of any penalty on ninety days written notice to the Fund.

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          11.  Definitions.  For the purpose of this Agreement, the terms
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"assignment," "interested person," and "majority of the outstanding voting
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securities" shall have their respective meanings defined in the 1940 Act and the
Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission, or such interpretive positions as may be taken by the Commission or its staff under said Act, and the term "brokerage and research services" shall have the meaning given in the
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Securities Exchange Act of 1934, as amended, and the Rules and Regulations thereunder.

          12.  Notices.  Any notice under this Agreement shall be given in
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writing, addressed and delivered to the party to this Agreement entitled to receive such notice at such address as such party may designate in writing.

          13.  Applicable Law.  This Agreement shall be construed in accordance
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with the laws of the State of California and the applicable provisions of the
1940 Act. To the extent applicable law of the State of California, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement on the day and year first above written in Los Angeles, California.
                                    TCW CONVERTIBLE SECURITIES FUND, INC.

                                    By:  /s/  Ernest O. Ellison
                                         ----------------------
                                         President
Attest:

/s/  Philip K. Holl
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     Secretary
                                    TCW FUNDS MANAGEMENT, INC.

                                    By:   /s/ Alvin R. Albe, Jr.
                                          ----------------------
                                          President
Attest:

/s/  Philip K. Holl
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       Secretary

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